UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 21, 2005

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on September 26, 2005, the Board of Directors of Hormel Foods Corporation (the “Company”) elected Jeffrey M. Ettinger to succeed Joel W. Johnson as the Company’s Chief Executive Officer when Mr. Johnson retires from that position as of December 31, 2005.  Mr. Johnson will continue in his role as Chairman of the Board of Directors of the Company (“Chairman”), with such position being a nonexecutive Chairman, effective as of January 1, 2006.  In that capacity, Mr. Johnson will perform the customary duties associated with that role, which would include the following:

•                  provide leadership to the Board of Directors,

•                  coordinate and promote governance best practices for the Board and the Company,

•                  foster and develop new Board members,

•                  oversee the annual evaluation of the Chief Executive Officer,

•                  serve as a primary liaison between the Board of Directors and the Chief Executive Officer,

•                  assist and advise the Chief Executive Officer,

•                  assist in promoting effective relations between the Company and external stakeholders,

•                  provide for the proper flow of information to and from the Board,

•                  oversee planning of the annual Board calendar and meeting agendas,

•                  cultivate an effective Board culture, and

•                  chair the Annual Stockholders’ Meeting.

On November 21, 2005, the Compensation Committee of the Board of Directors approved an arrangement to compensate Mr. Johnson for the performance of the foregoing duties as nonexecutive Chairman.  Pursuant to the terms of the arrangement, Mr. Johnson will be entitled to receive:  annual compensation of $500,000.00, payable in the same manner and at the same time as the other directors are paid; 3,750 shares of the Company’s Restricted Stock for his service as Chairman, subject to certain restrictions described below; and a grant of stock options to acquire 6,000 shares of the Company’s Common Stock, as described below.  Additionally, Mr. Johnson will receive financial planning services, health insurance, and an annual physical, which are collectively valued at $75,000, and retain his office equipment and furniture, which is valued at approximately $10,000.  The arrangement will terminate on the date Mr. Johnson retires or is removed from his position as Chairman.  In addition, Mr. Johnson will also receive an award of 50,000 shares of the Company’s Restricted Stock for his service as CEO, subject to certain restrictions described below.

The award of Restricted Shares and grant of stock options to be made to Mr. Johnson are pursuant to the terms of the stockholder-approved 2000 Stock Incentive Plan.  Mr. Johnson and the Company will enter into a Restricted Shares Agreement and a Stock Option Agreement in the forms previously filed with the SEC.   The restrictions on the shares of Restricted Stock will lapse upon completion of Mr. Johnson’s term as Chairman; during that time, he will be entitled to vote those shares and to receive any dividends thereon as if he owned them without restriction.

The grant of stock options to occur on February 1, 2006, will be awarded with an exercise price equal to the closing stock price of one share of Common Stock on the New York Stock Exchange on January 31, 2006.  The options become exercisable six months from date of grant, or August 1, 2006.

The foregoing descriptions of the restricted stock award and option grant are qualified in their entirety by reference to the forms of Restricted Shares Agreement and a Stock Option Agreement previously filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	November 23, 2005	By	/s/M. J. McCOY
M. J. McCOY
Executive Vice President
and Chief Financial Officer

Dated:	November 23, 2005	By	/s/J. H. FERAGEN
J. H. FERAGEN
Vice President and Treasurer